UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2015

Blue Earth, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-148346 (Commission File Number)	98-0531496 (IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV 89052

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (702) 263-1808

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or  Standard; Transfer of Listing.

On September 15, 2015, Blue Earth, Inc. (the “Company”) received a staff determination letter (the “Letter”) from the Nasdaq (“Nasdaq”) stating that the bid price of the Company’s common stock for the last 30 consecutive trading days had closed below the minimum $1.00 per share required for continued listing under Listing Rule 5550(a)(2) (the “Bid Price Rule”).

The Letter does not result in the immediate delisting of the Company’s common stock, and the stock will continue to trade uninterrupted on the Nasdaq Capital Market under the symbol “BBLU”. The Company intends to resolve the situation to allow for continued listing on The Nasdaq Capital Market.

The Letter states that the Company has until March 14, 2016 to demonstrate compliance by maintaining a minimum closing bid price of at least $1.00 for a minimum of ten consecutive business days. In the event the Company does not regain compliance within this grace period, it may be eligible to receive an additional 180-day grace period; provided, that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Rule, and provides written notice of its intention to cure the Bid Price Rule deficiency during the second 180-day grace period, by effecting a reverse stock split, if necessary. If it appears to the Nasdaq staff that the Company will not be able to cure the deficiency or if the Company is not otherwise eligible for the additional grace period, the Company’s common stock will be subject to delisting by Nasdaq.

Except for historical information contained herein, the matters set forth in this Form 8-K may be “forward-looking” statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized.  Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from the Company’s expectations.  Factors that could contribute to such differences include those identified in the Company’s Form 10-K for fiscal year ended December 31, 2014, as amended,  and those described from time to time in the Company’s other filings with the Securities and Exchange Commission, news releases and other communications.

Item 9.01

Exhibits

(d)

Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2015	Blue Earth, Inc.

By: /s/ Robert Powell
Name: Robert Powell
Title: Chief Executive Officer

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